Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

FG Nexus Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(2)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)
	Equity	Preferred Stock(2)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)
	Equity	Depositary Shares(2)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)
	Debt	Debt Securities (2) (4)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)
	Other	Warrants(2)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)
	Other	Units (2) (5)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)
	Equity	Common Stock, par value $0.001 per share	457(o)			$5,000,000,000 (6)	$0.0001531	$765,500
Fees Previously Paid	—	—	—	—		—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
		Total Offering Amounts				$5,000,000,000		$765,500
		Total Fees Previously Paid						—
		Total Fee Offsets						$765,500
		Net Fees Due						$0

(1)	In addition to the securities set forth in the table, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued in connection with any stock split, stock dividend or similar transaction, including under any applicable anti-dilution provisions (including, without limitation, upon adjustment of the conversion or exchange rate thereof). Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(2)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee, except for the registration fee for the $5,000,000,000 of the registrant’s common stock that may be issued and sold from time to time under the ATM sales agreement. In connection with the securities offered hereby (other than those issued and sold under the ATM sales agreement), the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(3)	There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.
(4)	An indeterminable amount of these securities may be senior or subordinated.
(5)	Comprised of or representing the right to purchase some or all of the classes of securities listed above, in any combination, including shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants and purchase rights.
(6)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Fundamental Global Inc.	S-3	333-253285	02/19/2021		$15,720	Unallocated (Universal) Shelf	(7)	(7)	$142,433,000
Fee Offset Sources	Fundamental Global Inc.	S-3	333-253285		02/19/2021						$16,365
Fee Offset Claims	Fundamental Global Inc.	S-3	333-289374	08/07/2025		749,780	Unallocated (Universal Shelf with ATM)	(8)	(8)	$5,000,000,000
Fee Offset Sources	Fundamental Global Inc.	S-3	333-289374		08/07/2025						$749,780

(7)

On February 19, 2021, the registrant initially filed a Registration Statement on Form S-3, as amended (File No. 333-253285) (the “Expired Registration Statement”), which registered an aggregate amount of $150,000,000 of common stock, preferred stock, debt securities, warrants and units to be offered by the registrant from time to time. Approximately $5,904,225 of securities were sold pursuant to the Expired Registration Statement, and the Expired Registration Statement has expired and all offerings thereunder have been completed or terminated. As a result, the registrant had $15,720 in unused filing fees associated with the Expired Registration Statement.

In connection with Registration Statement on Form S-3 (No. 333-289374) (the “Withdrawn Registration Statement”) filed by the registrant on August 7, 2025, the Company used the $15,720 of the fee previously paid in connection with the Expired Registration Statement to offset the filing fee (of $765,500) that was then due (so the registrant paid $749,780 in filing fees in connection with the Withdrawn Registration Statement. The registrant withdrew the Withdrawn Registration Statement by filing a Form RW on September 5, 2025. As the Withdrawn Registration Statement was not declared effective, no securities were sold thereunder. As a result, $15,720 of the fee previously paid in connection with the Expired Registration Statement remains available to be used to offset the fee currently due. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.

(8)	A filing fee of $749,780 was previously paid in connection with the Registration Statement on Form S-3 (No. 333-289374) (the “Withdrawn Registration Statement”) filed by the registrant on August 7, 2025. The registrant withdrew the Withdrawn Registration Statement by filing a Form RW on September 5, 2025. As the Withdrawn Registration Statement was not declared effective, no securities were sold thereunder. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee payable in connection with this filing.